UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

Notice of Annual Meeting of Shareholders

To be held January 6, 2006

To the Shareholders of ALICO, INC.:	December 8, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the “Company”), will be held at Hilton Garden Inn, 12600 University Drive, Fort Myers, Florida, 33907, at Ten O’clock A.M., on Friday, January 6, 2006, for the following purposes:

1. To elect eight Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only shareholders of record on the Company’s books at the close of business on November 30, 2005, will be entitled to notice of, and to vote at, said meeting.

If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

A copy of the Company’s Forty-Sixth Annual Report to Shareholders, dated November 30, 2005, is enclosed herewith.

By Order of the Board of Directors

Denise Plair Secretary

ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

PROXY STATEMENT

SOLICITATION

December 8, 2005

La Belle, Florida

The Board of Directors of ALICO, INC. (the “Company”) hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on January 6, 2006, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith.

Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company’s Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about December 12, 2005.

VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,369,059 were outstanding as of November 30, 2005. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on November 30, 2005, will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF November 30, 2005:

The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock of the Company as of November 30, 2005, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors and executive officers of the Company as a group. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company’s outstanding Common Stock. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Atlantic Blue Trust, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,531,585	(2)	47.9

Beck, Mack & Oliver Madison Ave New York, NY 10017	482,318	(3)	6.5%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor, New York, NY 10017	370,975	(4)	5.0%

John R. Alexander ALICO, INC. Post Office Box 338 La Belle, Florida 33975	3,532,885	(2)	47.9%

Robert E. Lee Caswell 3495 Piedmont Road Suite 900, Ten Piedmont Center Atlanta, GA 30305	0		*

Evelyn D’An 1301 N.E. 103rd Street Miami Shores, FL 33138	725	(5)	*

Phillip S. Dingle 4516 W. Watrous Avenue Tampa, FL 33629	2,096	(6)	*

W. Bernard Lester(7) ALICO, INC. Post Office Box 338 La Belle, Florida 33975	6,820		*

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Gregory T. Mutz 125 S. Wacker Drive, Suite 3100 Chicago, IL 60606	9,109	(8)	*

Charles L. Palmer 2205 Middle Rive Drive Fort Lauderdale, FL 33305	10,924	(9)	*

Baxter G. Troutman P.O. Box 1043 Winter Haven, Fl	3,532,185	(2)	*

Gordon Walker 331 Ridgebriar Drive Richardson, TX 75080	1,094	(5)	*

Patrick W. Murphy P.O. Box 1036 La Belle, FL 33975	200		*

L. Craig Simmons(10) 70 Live Oak Lane La Belle, FL 33935	0		—

All executive officers and directors as a group (9 persons)	3,557,633		48.3%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of November 30, 2005, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 3,531,585 shares held through Alico Holding, LLC (2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119), a wholly owned subsidiary of Atlantic Blue Trust, Inc. of which Mr. John R. Alexander and Mr. Baxter G. Troutman may be considered to be the indirect beneficial owners by virtue of their shared control, together with the Alexander, Collier and Milligan families, of 100% of the stock of Atlantic Blue Trust, Inc.
(3)	As reported by Vickers Stock Research Corporation on November 8, 2005 and includes shares reported by Beck, Mack & Oliver on Schedule 13D filed on December 31, 2004.
(4)	As reported by Third Avenue Management LLC on Schedule 13G filed with the SEC as of November 10, 2005.
(5)	Consists of shares received under the Directors Stock Compensation Plan pursuant to such director’s election to receive shares in lieu of cash fees for 2005.
(6)	Includes 896 shares received under the Directors Stock Compensation Plan pursuant to Mr. Dingle’s election to receive shares in lieu of cash fees for 2005.
(7)	Retired February 28, 2005.
(8)	Includes 2,809 shares received under the Directors Stock Compensation Plan pursuant to Mr. Mutz’s election to receive shares in lieu of cash fees for 2005.
(9)	Includes 924 shares received under the Directors Stock Compensation Plan pursuant to Mr. Palmer’s election to receive shares in lieu of cash fees for 2005.
(10)	Resigned effective April 15, 2005.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year 2005, and certain written representations, if any, made to the Company, no officer, director or beneficial owner of 10% or more of the Company’s common stock has failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act to be filed during fiscal 2005, except that Directors Caswell, Dingle, Mutz, Palmer, and Walker filed their Forms 3 late.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the Annual Meeting, eight Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. The proxy cannot be voted for a greater number of persons than the number of nominees nominated. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.

A plurality of the votes received will elect each director. Abstentions and broker non-votes will not be counted for the purpose of determining whether a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW:

Information Regarding Director Nominees

The following sets forth the names, ages and business experience for the past five years, including principal occupation or employment (other than with the Company), of each of the eight Director nominees, as it has been furnished to the Company by each nominee.

Nominee	Age	Position with the Company, if any	Business Experience
John R. Alexander(1)	69	Chairman of the Board, President and Chief Executive Officer	Director and Chairman of the Board of the Company since 2004. Mr. Alexander also served as Chairman, President and Chief Executive Officer of Atlantic Blue Trust, Inc. (from February 26, 2004 until March 21, 2005) and as a Co-General Partner of Scenic Highland Grove, LLP (1996 to Present), Chairman of the Four Sisters Protectorate (1999 to 2004), and as Executive Vice President of the Four Sisters Properties, Inc.(2001 to 2004). Mr. Alexander served as Senior Vice President and Corporate Secretary and Director of Orange-co, Inc. (OCI) (1992-1998) and as Vice President and Director of Ben Hill Griffin, Inc. (1980-1998). Mr. Alexander serves on the Board of Directors of Farm Credit of Southwest Florida, ACA (1992—Present)

(1)	Mr. John R. Alexander is the uncle of Mr. Baxter G. Troutman and father-in-law to Mr. Robert E. Lee Caswell.

Nominee	Age	Position with the Company, if any	Business Experience
Robert E. Lee Caswell(1)	45		Director of the Company since March 2005. Mr. Caswell is the Operations Manager for PC Associates, LLC, a developer and manager of mid-rise and high-rise office properties in Atlanta, Georgia and surrounding areas. Mr. Caswell has been with PC Associates since 1994, and he has prior experience in real estate development with a variety of companies, including residential, office and industrial development: Caswell & Associates, Inc. (1991-1994), AMLI Realty Co. (1987-1991), NTS Development Corporation (1985-1987); and Merrill Lynch Commercial Real Estate (1983-1985).

Evelyn D’An	44		Director of the Company since April 2005. Ms. D’An is the President and founder of D’An Financial Services, Inc., an integrated business consulting and financial services firm formed in 2004 that provides accounting, finance, information technology and strategic tax expertise to its clients. Prior to founding D’An Financial Services, Inc., Ms. D’An was an audit and advisory partner at Ernst & Young (1998-2004), where, among numerous responsibilities, she established and led their South Florida Public Sector Practice.

Phillip S. Dingle	44		Director of the Company since April 2005. Mr. Dingle is Managing Partner and a founder of HealthEdge Investment Partners, LLC, a private equity firm that focuses on making investments in healthcare companies. Mr. Dingle was the immediate past Chairman and Chief Executive Officer (2001-2004) of Plan Vista Corporation (formerly HealthPlan Services Corporation, a New York Stock Exchange company) headquartered in Tampa, Florida until its recent merger with ProxyMed, Inc. (PILL). Before assuming the positions of Chairman and Chief Executive Officer of PlanVista, Mr. Dingle served as its President and Chief Executive Officer (2000-2001), as its Chief Financial Officer (1999-2000) and as its Chief Counsel (1996-1998).

Gregory T. Mutz	60	Lead Director	Lead Director of the Company since February 2005. Mr. Mutz is the Chairman (1994—present) and Chief Executive Officer (1994-1999, 2004—present) of AMLI Residential Properties Trust (NYSE: AML), a real estate investment trust. Mr. Mutz is also the Lead Trustee for the ABN Amro Family of Mutual Funds, a large group of mutual funds sponsored by ABN Amro, an international diversified bank and financial institution, and a member of the Board of Genesis Financial Solutions, a privately-held company based in Portland, Oregon providing debt recovery, consumer lending and credit card services. Mr. Mutz had previously served as an independent member of the board of Atlantic Blue Trust, Inc., a position he resigned immediately prior to his election to the Company’s Board. From 1999-2003 Mr. Mutz served as President and Chief Executive Officer of UICI (NYSE: UCI), a Dallas-based insurance company.

(1)	Mr. John R. Alexander is the uncle of Mr. Baxter G. Troutman and father-in-law to Mr. Robert E. Lee Caswell.

Nominee	Age	Position with the Company, if any	Business Experience
Charles L. Palmer	63		Director of the Company since April 2005. Mr. Palmer is President and Chief Executive Officer of North American Company, LLLP, a diversified holding company headquartered in Broward County, Florida which participates in specialty acquisition funds through North American Funds and real estate development through Sea Ranch Properties, Inc. Mr. Palmer has served in that capacity since 1972. Mr. Palmer acts as Chief Executive Officer of each of these Companies and of North American Business Development Companies, LLC, a business entity that manages each of the specialty acquisition funds. He is also chairman of each of the businesses held in such funds which currently include: Culinary Standards Corporation (frozen food manufacturer); Polymer Design Corporation (a liquid-resin parts manufacturer); Actown Electrocoil, Inc (manufacturer of custom electromagnetic devices); and PCT Interconnect (a quick-turn printed circuit board manufacturer). Mr. Palmer also serves on numerous boards including the boards of Sun Trust Bank of South Florida, NA a subsidiary of SunTrust Banks, Inc., the Board of the Performing Arts Center Authority of Broward County, and the Broward County Community Foundation.

Baxter G. Troutman(1)	39		Director of the Company since 2004. Mr. Troutman serves as State Representative (2002 to Present) and is the Founder and CEO of Florida Labor Solutions, Inc. (1997 to Present), a temporary labor company providing over 800 employees to various businesses in Florida, Georgia and North Carolina. Prior to 1997, Mr. Troutman was a Regional Food Service Sales Manager for Orange-Co., Inc. (NYSE:OCI) from 1993 to 1996. Mr. Troutman was a director of Atlantic Blue Trust, Inc. from 2004 to March 21, 2005.

Gordon Walker, PhD	61		Director of the Company since April 2005. Dr. Walker is currently the Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, having originally joined the University faculty in 1993. Previously, he taught at Yale University as an Adjunct Professor, at the Wharton School as an Associate Professor, and at the Sloan School, Massachusetts Institute of Technology as an Associate and Assistant Professor.

(1)	Mr. John R. Alexander is the uncle of Mr. Baxter G. Troutman and father-in-law to Mr. Robert E. Lee Caswell.

LEAD DIRECTOR POSITION

The Board established the position of Lead Director in February of 2005. The Lead Director is an independent Director designated by the other independent Directors when the Chairman of the Board is not an independent Director. The Lead Director’s responsibilities include:

•	convening and chairing the regular sessions of the non-management Directors (“executive sessions”);

•	convening and chairing special meetings of the non-management Directors as may be necessary from time to time, including in times of crisis;

•	with the Chair/CEO, developing the agenda for Board meetings, identifying the Board’s information needs associated with agenda items, and identifying the need for and scope of related presentations;

•	communicating to the Chair/CEO (together with the chair of the appropriate committee), the results of the Board’s evaluation of Chair/CEO performance;

•	developing with the Nominating and Governance Committee procedures governing the Board’s work;

•	developing with the Nominating and Governance Committee criteria for Director candidates and discussing with the committee the Board’s compositional needs;

•	communicating to prospective Board members (together with the chair of the governance committee) any invitation to join the Board;

•	recommending to the Board and its committees the retention of lawyers, consultants and advisors who directly report to the Board and/or to the independent Directors;

•	coordinating the work and meetings of committees, and acting as liaison between Directors, committee chairs, the Chair/CEO and other senior members of management;

•	serving as an information resource for the Directors; and

•	performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management Directors, by the independent Directors, or by the Chair/CEO.

REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

In recognition of the fact that Alico’s employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 the Company adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity seen in Alico’s employee, shareholder and customer base. While Alico has never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, in order to achieve diversity, Alico is taking affirmative steps to identify qualified candidates who can enhance its Board. This does not mean that Alico will solicit for association with the Company anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that Alico will actively seek to ensure that the candidate pool includes persons with diverse backgrounds.

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, provided that such recommendations are limited to one nominee recommendation per shareholder or affiliated group of shareholders. Each nominee’s qualifications are reviewed by the Nominating and Governance Committee, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder’s meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the audit, nominating and compensation committees in particular, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules. These processes will remain the same.

POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Alico, Inc., at Post Office Box 338, La Belle, Florida 33975. This information is also contained on the Company’s website at www.alicoinc.com.

DIRECTORS’ COMPENSATION AND MEETING ATTENDANCE

The Company’s Board of Directors held fourteen (14) meetings during the fiscal year ended August 31, 2005. Each member of the Board of Directors who is not otherwise employed by the Company was paid $4,000 for each meeting attended in person from September 1, 2004 to February 1, 2005. Directors participating in meetings telephonically during those dates received $2,000 per meeting. Effective February 1, 2005, each Director who is not otherwise an employee of the Company received annual compensation of $32,000 for his or her services as a Director of the Company, payable in quarterly installments, in addition to meeting attendance fees for service on the various committees on which they sit, as detailed below. Beginning on April 4, 2005, the Lead Director was paid an additional fee based on an annual amount of $75,000 in recognition of increased responsibilities for the Lead Director during the first twelve months of the position. All of the eligible directors elected to receive their compensation in shares of company stock in lieu of cash, pursuant to the Company’s Directors Stock Compensation Plan. A description of this plan is set forth at page 19. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served. It is the Company’s policy to strongly encourage its Directors to attend the annual meeting of stockholders, in addition to attendance at regular Board and Committee meetings.

BOARD COMMITTEES

The Company currently has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Planning Committee. Until February 1, 2005, the Company also had an Independent Directors Committee. The Company also had an Executive Committee and an Investment Committee until May 3, 2005, at which time the Board of Directors amended the Company’s By-laws and eliminated these Committees. The descriptions set forth below detail information about these Committees’ activities during the 2005 fiscal year, as well as the current composition of each Committee.

Audit Committee

The Audit Committee met seventeen (17) times during the fiscal year ended August 31, 2005. Each independent director received $1,000 for each committee meeting attended in person or $500 if participating by telephone, and the chairman received $1,250 for each committee meeting attended in person or $650 if participating by telephone from September 1, 2004 to February 1, 2005. Thereafter, the Chairman of the Audit Committee was paid $2,500 per quarter in addition to the attendance fee of $1,000 or $500 per meeting as outlined above. The principal functions of the Audit Committee are to engage the Company’s independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, to review required SEC filings and to review the adequacy of the system of internal accounting control, procedures and practices. The Committee’s report on its activities for the

2005 fiscal year starts on page 18 of this proxy statement. Fees paid to independent auditors during the fiscal year ended August 31, 2005 are set forth on page 19. The Audit Committee operates pursuant to a Charter approved by the Board, most recently amended in May, 2005. A copy of the revised Charter was attached to the proxy statement relating to the Annual Meeting of Shareholders held on June 10, 2005.

The Audit Committee is currently composed of four non-employee Directors: Gregory T. Mutz (Chairman), Evelyn D’An, Phillip S. Dingle and Dr. Gordon Walker. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Company’s Board of Directors has determined that Mr. Gregory T. Mutz, Ms. Evelyn D’An, and Mr. Phillip Dingle are all qualified to serve as financial experts to the Audit Committee. Mr. Mutz currently serves as the designated financial expert for the Committee.

Compensation Committee

The Compensation Committee met seven (7) times during the fiscal year ended August 31, 2005. Outside directors were paid $1,000 for each committee meeting attended in person and $500 when participating telephonically, and the chairman was paid $1,250 for each committee meeting attended in person and $650 for each committee meeting attended telephonically from September 1, 2004 through February 1, 2005. Thereafter, the chairman of the Compensation Committee was paid $1,250 per quarter in addition to the attendance fee of $1,000 or $500 per meeting as outlined above. The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The current Committee is composed of three directors: Charles L. Palmer (Chairman), Gregory T. Mutz, and Dr. Gordon Walker. Mr. Mutz and Mr. Troutman were the members of the Committee between February 21, 2005 and April 6, 2005, at which time Mr. Troutman resigned his position on the Committee. Mr. Palmer was elected Chairman of the Compensation Committee on April 22, 2005. Mr. Mutz served as Chairman from February 21, 2005 through April 22, 2005. The Compensation Committee’s report on executive compensation is set forth on page 12.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company, and each of them is independent under the listing standards of Nasdaq.

Executive Committee

The Executive Committee met once during the fiscal year ended August 31, 2005. No compensation was paid for meetings of the Executive Committee. This Committee, which exercised to the extent permitted by Florida law all the powers of the Board of Directors during intervals between Board meetings, was disbanded in February 2005 and has been formally eliminated by the Board.

Investment Committee

This Committee did not meet during the fiscal year ended August 31, 2005. This Committee, whose responsibilities were to analyze business opportunities and to make recommendations to the full Board was eliminated by the Board in May 2005.

Nominating and Governance Committee

The Nominating and Governance Committee met fifteen (15) times during the fiscal year ended August 31, 2005. The Nominating and Governance Committee, which is composed of three directors, is charged with identifying individuals qualified to become board members, recommending to the Board the director nominees for the next annual meeting of shareholders or to fill vacancies between annual meetings, and with various corporate governance oversight responsibilities. This Committee, which until May 3, 2005 had been previously known only as the “Nominating Committee,” was originally formed June 4, 2004 and its charter did not originally include corporate governance oversight responsibilities. The Committee now operates pursuant to a Charter established and amended by the Board to expand the scope of responsibilities to include certain corporate governance matters and to change the Committee’s name so as to adequately reflect its additional oversight duties. A copy of this amended charter was attached to the proxy statement for the shareholders meeting held on June 10, 2005, and is also posted on the Company’s website at www.alicoinc.com. The Nominating and Governance Committee is currently composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”). Currently the members of the Nominating and Governance Committee are: Gregory T. Mutz, Charles Palmer and Dr. Gordon Walker, with Dr. Walker serving as Chairman of the Committee effective April 22, 2005.

Directors serving on the Nominating and Governance Committee were paid $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically. The chairman of the Nominating and Governance Committee was paid additional compensation of $1,250 per quarter.

The Nominating and Governance Committee and the Board require that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board. The Board also evaluates candidates based on their independence from the Company, financial literacy, knowledge of the Company’s industry and experience serving on other Boards. For each annual meeting of the Company’s shareholders, the Nominating and Governance Committee nominates qualified incumbent directors who continue to satisfy the foregoing criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if re-elected, to continue their service on the Board. If there are Board positions for which the Nominating and Governance Committee will not be re-nominating a qualified incumbent, the Committee’s members will solicit recommendations for nominees from persons they believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Governance Committee may also engage a search firm to assist in identifying qualified candidates and will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of shareholders, in accordance with Committee’s policy for such shareholder recommendations as described herein. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating and Governance Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Company paid $176,000 during the fiscal year ended August 31, 2005, to a third party in connection with the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders. The criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. The Nominating and Governance Committee will not consider other candidates when a qualified incumbent consents to stand for re-election. A shareholder wishing to recommend to the Nominating and Governance

Committee a candidate for election as a director must submit the recommendation in writing to the Nominating Committee, in care of the Company’s corporate secretary at the address of the Company’s headquarters. Submissions recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statements. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Committee decides in its discretion to do so.

All director nominees approved by the Nominating and Governance Committee for inclusion in the Company’s proxy card for the next annual meeting are directors who were elected at the Annual Meeting of Shareholders held on June 10, 2005 and who are standing for re-election. Mr. Mutz was elected to the Board as an independent Director on February 21, 2005 Mr. Mutz who had served as an independent director on the Atlantic Blue Trust, Inc. board was suggested by John Alexander as a replacement independent director. Mr. Mutz resigned his position on the Atlantic Blue Trust board prior to accepting a position on the Alico, Inc. board. Upon his election Mr. Mutz joined the Committee as the Chairman.1 Messrs. Dingle, Palmer and Walker and Ms. D’An were recommended by the Committee and elected to the Board in April. Their names and candidacy were recommended to the Committee and to the full Board by C.W. Sweet, Incorporated, a consulting firm hired by the Committee to assist them in finding replacement directors.

Strategic Planning Committee

The Strategic Planning Committee met once during fiscal 2005. The Strategic Planning Committee, which is composed of five Directors, reviews with the Chief Executive Officer, the President and other management of the Company, the long-range financial and strategic objectives for the Company. Messrs. Dingle, Mutz, Palmer, Troutman and Walker serve on this Committee, with Dr. Walker serving as Chairman of the Committee.

CODE OF ETHICS

On May 3, 2005 the Board of Directors amended the Company’s Code of Business Conduct and Ethics, originally adopted during fiscal 2003. This Code of Ethics applies to all directors, officers and employees and includes a “Whistleblower Policy” with procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. A copy of the revised Code of Ethics is posted on the Company’s website. Any person will be provided with a copy of such Code of Ethics without charge upon written request to the Company’s address, attention: Denise Plair, Corporate Secretary. A copy of the Code of Ethics may also be found as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2005.

(1)	Although Mr. Alexander was a member of the ABT Board and the Alico Board at the time he nominated Mr. Mutz for consideration by the Alico Board, and although the Alico Board members who approved and voted to elect Mr. Mutz to the Board were all, with the exception of Dr. Lester, also members of the ABT Board at such time, Mr. Mutz’s nomination did not come at the direction of the ABT Board and he is not considered a “shareholder nominee”.

COMPENSATION COMMITTEE REPORT

The Company’s general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program, which is dependent on the individual’s performance and which varies with the Company’s performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company’s overall performance for such year and on the specific individual’s performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board’s sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of independent directors from the Company’s Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company’s performance as compared to others in the industry that year, (iii) the Company’s performance for such year as compared to the Company’s performance with the previous year, and (iv) the individual’s performance or contributions for such year as compared with such individual’s performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

The compensation of the Chief Executive Officer is established using the same criteria as set forth above generally for executive compensation. For fiscal 2005, the base salary of the persons serving as Chief Executive Officer was comparable to that of the previous year, with a bonus award reflecting the Company’s performance vis a vis comparable businesses and such Chief Executive Officer’s contribution to such performance. Mr. Alexander received regular Director fees for his service as Chairman of the Board from September 1, 2004 to March 22, 2005. Mr. Alexander is now receiving an annual salary of $300,000 for his services as Chief Executive Officer, effective as of March 22, 2005.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2005 no executive officer of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2006. Therefore, the Compensation Committee has not taken any action to date with respect to this limit.

COMPENSATION COMMITTEE

Charles L. Palmer, Chairman

Gregory T. Mutz

Gordon Walker

EXECUTIVE OFFICERS

The following table sets forth certain information on each executive officer named in the Summary Compensation Table below who was not listed in the table for Nominees for Election as Directors, as well as any current executive officer who was not serving in such capacity as of the end of the last completed fiscal year and is thus omitted from the Summary Compensation Table:

Name	Age	Position and Background with the Company
John R. Alexander La Belle, Florida	69	President and Chief Executive Officer (March 22, 2005 to Present)

W. Bernard Lester La Belle, Florida	66	President and Chief Executive Officer (June 2004 until retired on February 28, 2005), and President since September 1, 2003. Prior to Serving as President he was Executive Vice President and Chief Operating Officer (1986 – 2003)

Patrick Murphy La Belle, Florida	42	Chief Financial Officer (since April 15, 2005). Previously, Mr. Murphy was the Company’s controller, having held that position since 2002. Mr. Murphy worked for A. Duda and Sons, Inc. as the citrus division controller from February 1999 to September 2002. Previously, he had been in the Company’s accounting department, which he initially joined in 1992.

L. Craig Simmons La Belle, Florida	53	Vice President and Chief Financial Officer (February 1995 – April 15, 2005)

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Securities Underlying Options/SARs	All Other Compensation(2)
John R. Alexander Chairman and Chief Executive Officer(3)	2005 2004	134,231 -0-	130,000 -0-	-0- -0-	16,863 -0-

Patrick W. Murphy Vice President and Chief Financial Officer	2005	83,292	25,300	-0-	14,695

W. Bernard Lester President and Chief Executive Officer(4)	2005 2004 2003	188,850 286,118 265,360	-0- 225,000 210,000	-0- 20,560 12,500	7,553 19,244 72,097

L. Craig Simmons Vice President and Chief Financial Officer	2005 2004 2003	86,234 104,704 93,333	-0- 31,300 26,200	-0- 10,000 5,000	15,799 31,014 31,654

(1)	Represents compensation for discretionary cash bonuses which are based on individual and company performance.

(2)	Represents Company contributions to the Employees’ Profit Sharing Plan and a nonqualified defined benefit retirement plan.
(3)	Mr. Alexander commenced his term as Chairman in February 2004. He also served as Chief Executive Officer from February through June 2004. While at his request he received no compensation for his service in officer positions, Mr. John R. Alexander did receive $18,000 in director fees for 2004 and $24,250 in 2005, which are not included in the table above. Mr. Alexander is currently serving as the Company’s Chief Executive Officer and Chairman of the Board, with an annual salary of $300,000 effective as of March 22, 2005.
(4)	Dr. Lester was appointed Chief Executive Officer in June 2004 and retired from the Company in February 2005. Not reflected in the compensation table above are fees paid to Dr. Lester for serving on the Company’s Board of Directors, as follows: $7,000 in 2004 and $13,000 in 2003 . Dr. Lester was paid board fees until the change of ownership but not thereafter. The per meeting fees were the same as paid to other directors for fiscal year 2003 and for any meetings in fiscal year 2004 on or before February 26, 2004.

Option/SAR Grants in Last Fiscal Year

The following table sets forth stock options granted during fiscal 2005 to each of the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the percent that the grants represent of total options granted to employees during the fiscal 2004 and the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table at assumed compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Stock. All option exercise prices were granted at 55% of the market price on the date of grant.

	Individual Grants(1)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	No. of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

						0%($)	5%($)	10%($)
John R. Alexander	-0-		-0-	—	—	—	—	—

W. Bernard Lester	12,500 8,060	(3) (4)	24.27 19.96	15.68 21.17	10/09/2013 02/03/2014	157,750 138,851	165,638 143,699	173,525 150,536

L. Craig Simmons	5,000 5,000	(3) (4)	9.79 12.38	15.68 21.17	10/09/2013 02/03/2014	63,100 84,895	66,255 69,140	69,410 93,385

Patrick Murphy	-0-		—	—	—	—	—	—

(1)	Options granted under the Incentive Equity Plan (the “Plan”) to the Company’s executive officers named in the Summary Compensation Table, are first exercisable on February 26, 2004. The Company did not grant any SARs during fiscal 2004 or fiscal 2005.
(2)	These amounts, based on assumed appreciation rates of 0% and 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	These options were granted to the named officers on September 9, 2003.
(4)	These options were granted to the named officers on February 3, 2004.

Option Exercises and Year-End Option Values

The following table shows information regarding the value of options exercised during fiscal year 2005 and certain information about unexercised options at year-end.

Aggregated Option Exercises in Fiscal Year 2005

and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1) Exercisable/Unexercisable
John R. Alexander	0	0	0/0	0/0
Patrick W. Murphy	0	0	0/0	0/0
Ben Hill Griffin, III	5,000	146,152	0/0	0/0
W. Bernard Lester	48,560	1,599,477	0/0	0/0
L. Craig Simmons	2,695	81,416	0/0	0/0

All of the unexercised options listed above were exercisable at February 26, 2004.

Common Stock Performance

The following graph compares the value of $100 invested on September 1, 2000 in the Company’s common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company’s stock performance will continue in the future with the same or similar trends depicted in the graph below:

Company Name / Index	Base Period Aug00	INDEXED RETURNS Years Ending
		Aug01	Aug02	Aug03	Aug04	Aug05
ALICO INC	$100	$187.88	$195.05	$196.00	$310.63	$374.01
S&P 500 INDEX(1)	100	75.61	62.01	69.49	77.45	87.17
PEER GROUP(2)	100	109.17	97.76	129.27	146.59	244.22

(1)	Total return calculations for the S&P 500 Index were performed by Standard & Poor’s Compustat Services, Inc.
(2)	Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor’s Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the “Incentive Equity Plan”) pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company’s objectives. No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan’s effective date. The Incentive Equity Plan is administered by the Board of Directors.

Profit Sharing and 401(k) Plan

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven (7) years of service or upon reaching retirement age.

The Plan is fully funded by contributions from the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by the Board of Directors from time to time with allocations to employee accounts based on each participant’s compensation. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code, which allows employees to contribute up to 20% of their salary, or a maximum of $13,000. All 40l(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2005, the Company contributed a total of $390,602 to this Plan.

Additional Plan

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the “Nonqualified Plan”). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65 and retires. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amounts are based on the participant’s annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately $465,000, $297,000, and $747,000, for the years ended August 31, 2005, 2004, and 2003 respectively.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In August 2004 Atlantic Blue Trust, Inc., the Company’s largest stockholder, requested that the Company consider a restructuring of the Company. While Atlantic Blue Trust did not propose the specific terms of a transaction, Atlantic Blue Trust discussed with the Company’s Board of Directors the advisability of combining Atlantic Blue Trust’s cattle ranch, citrus operations and other acreage with Alico’s business in an effort to both lower costs and improve joint operations, with Alico remaining a public company. To facilitate such a possible restructuring, Atlantic Blue Trust urged consideration of (a) paying a special cash dividend to all Alico stockholders; and (b) merging Atlantic Blue Trust into Alico or one of its subsidiaries with shareholders of Atlantic Blue Trust receiving shares of Alico common stock in the merger. The Company established a special committee comprised of all of the independent directors then serving on the Board to analyze the possible restructuring. All of the members met the requirements for audit committee independence under the rules established by the NASDAQ national market and under Sarbanes Oxley. The special committee retained independent outside financial and legal advisors to assist with this analysis. Alico directors affiliated with Atlantic Blue Trust or employed by Alico did not participate in the evaluation of any restructuring. On January 31, 2005, Atlantic Blue Trust withdrew its request for the possible restructuring. Mr. John Alexander and Mr. Baxter Troutman were two of nine directors on the Board of Atlantic Blue Trust, Inc. In addition, during this time period J.D. Alexander, who served as an Alico director until April 2005, was also serving on the Board of Atlantic Blue Trust.

In fiscal 2004, Agri-Insurance Company, Ltd. began providing catastrophic business interruption insurance coverage for Tri-County Grove, LLC, a subsidiary of Atlantic Blue Trust, Inc., the holder of approximately 47.7% of the Company’s common stock. The coverage term was from August 2004 to July 2005. Total coverage under the policy was $2.7 million and the premium charged was $45 thousand. The policy was not renewed. Premiums for coverage quoted are set by independent actuaries/underwriters hired by Agri-Insurance Company, Ltd. in Bermuda based on underwriting considerations established by them. Premiums vary depending upon the size of the property, its age and revenue-producing history as well as the proximity of the insured property to known disease-prone areas or other insured hazards. Premiums charged to ABT were set in the same manner as would be used to set premiums for any unaffiliated third party.

Since 1983 the Company has maintained a marketing contract covering the majority of the Company’s citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company’s former Chairman of the Board and Chief Executive Officer through February 26, 2004 and brother-in-law John R. Alexander, the Company’s Chief Executive Office. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to the first day of August before each fruit season. Notice was served in a timely fashion in fiscal year 2005, and accordingly the fruit marketed under the terms of this contract is expected to decrease over the next three years. Under the terms of the contract the Company’s fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc. The proceeds, less costs and a profit margin, are distributed on a pro rata basis as the finished product is sold. During the year ended August 31, 2005, approximately 76% percent of the Company’s crop was marketed under this contract. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $6.6 million during the year ended August 31, 2005. In addition Ben Hill Griffin, Inc. was paid $2.5 million for harvesting citrus sold to unrelated processors. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $4.2 million during the fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee that had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended August 31, 2004 (the “audited financial statements”) consisted of the following independent directors, all of whom resigned from the Board in February 2005: Larry A. Carter (Chairman), Richard C. Ackert, William L. Barton, Stephen M. Mulready and Thomas E. Oakley. Mr. Larry A. Carter was the designated financial expert for the Committee and was qualified to act in such capacity. The current Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended August 31, 2005 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Committee has discussed with Tedder, James, Worden & Associates, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE FOR FISCAL YEAR ENDED AUGUST 31, 2005

Gregory T. Mutz, Chairman

Evelyn D’An

Phillip S. Dingle

Gordon Walker

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, Suite 1600, 111 North Orange Avenue, P.O. Box 3031, Orlando, FL 32802 was the Company’s independent certified public accountants from January 1, 1984 to June 2004. Beginning June 7, 2004, the company engaged Tedder, James, Worden & Associates Certified Public Accountants, 800 North Magnolia Avenue, Suite 1700, Orlando, Florida, 32801 as the Company’s independent certified public accountants. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. The firm of Pricewaterhouse Coopers prepares the Federal income tax returns and the Bermuda Statutory return for Agri-Insurance Company, Ltd. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of Tedder, James, Worden & Associates are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. The Audit Committee of the Board of Directors reaffirmed continuation of Tedder, James, Worden & Associates as auditors.

The following list details the aggregate fees billed for professional services during fiscal 2005:

	Tedder, James, Worden & Associates	KPMG, LLC	Total
Audit Fees	$256,569	$10,000	$266,569
Tax Fees	$52,494	$-0-	$52,494

Total	$309,062	$10,000	$319,062

There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent public accountants in fiscal 2005 and fiscal 2004 were approximately $266,569 and $102,000 respectively.

Audit-Related Fees. Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company’s consolidated financial statements. (There were no fees billed in fiscal 2005 and fiscal 2004 for such services).

Tax Fees. Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The amounts billed to the Company by its independent public accountants and other tax consultants in fiscal 2005 and fiscal 2004 were $541,547 and $307,844 respectively.

Consulting Fees. Consists of fees paid to an outside consultant for professional services related to Sarbanes Oxley 404 compliance. These fees totaled $271,236 in fiscal 2005. No Consulting fees were paid in fiscal year 2004.

All Other Fees. There were no fees billed or paid in fiscal 2005 or fiscal 2004 in connection with accounting services other than those reported above.

The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services was compatible with maintaining KPMG LLP’s independence from September 1, 2003 through June 6, 2004 and is compatible with maintaining the independence of Tedder, James, Worden & Associates from June 7, 2004 to present.

DIRECTORS STOCK COMPENSATION PLAN

The Company adopted a Directors Compensation Plan in April 2005 to encourage stock ownership by the Company’s directors. Under the Plan, each Director who is not an employee of the Company (a “Qualifying Director”) receives annual compensation of $32,000 for serving as a Director of the Company, payable in quarterly installments. In addition, each Qualifying Director who chairs either the Compensation Committee or the Nominating and Governance Committee is paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. The Chairman of the Audit Committee is paid additional annual compensation of $10,000 payable in quarterly installments. In addition to being reimbursed for all out-of-pocket expenses reasonably incurred by a Qualifying Director in connection with the performance of his or her duties, each Qualifying Director attending a called Board committee meeting in person is paid a committee attendance payment of $1,000 for such meeting and each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means is be paid a committee attendance payment of $500 for each such meeting. The maximum payment for all such committee meetings attended by a Qualifying Director on the same date is $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means. The Lead Director is paid an additional fee of $75,000 for services through April 4, 2006, in recognition of increased responsibilities during the first twelve months of the position and thereafter the Lead Director’s compensation will be set by the Board based on responsibilities at that time and on market compensation for such positions at that time. Payments for Director’s compensation are made on the date(s) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment is made on the last business day of the quarter (a “Payment Date”).

Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlantic Blue Trust Inc. (an “Eligible Qualifying Director”) are eligible to receive Director’s fees payable in Company Stock. Each such Eligible Qualifying Director may elect to receive all of his or her Director’s compensation payable in any fiscal year in the form of the common stock of the Company by delivering to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of this Compensation Plan) and approval of the stock issuances hereunder by the shareholders. Once an election is received it shall be irrevocable for the fiscal year to which it applies, and all of the electing Eligible Qualifying Director’s director compensation for that fiscal year will be paid in the form of Company Stock. If a Director makes the election to be paid in Company stock, the compensation to such Director shall be increased to 150% of the specified payment amount, provided that such increase shall only apply to an Eligible Qualified Director who makes such an election for the year for which the election is made. Unless a Director specifically elects to be paid in Company Stock, payment of Director’s fees shall be made by check; payments in Company Stock pursuant to a valid election under the Plan shall be made by delivery by the transfer agent of a certificate made out in the name of the electing Eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”).

The per share price on the Stock Price Determination Date is the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company may issue such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale of such securities.

A Qualifying Director electing to receive his or her Director’s compensation in shares of the Company Stock is responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan.

DIRECTOR STOCK OWNERSHIP POLICY

In March of 2005, the Company’s Board adopted a Director Stock Purchase Policy requiring that all directors who are not beneficial owners of Atlantic Blue Trust, Inc. own Company stock with a market value at all times (other than during the phase-in period specified below) which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). The Company Director Target Stock Ownership Requirement was approved by the Company’s shareholders at the annual meeting held on June 10, 2005. In order to provide existing Directors as of the date of the adoption of this policy and new Directors who join the Board of Alico, Inc. after the date of the adoption of this policy the opportunity to meet this requirement over a reasonable period of time, each such Director shall have three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year after his or her election.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDERS’ PROPOSALS

Shareholders’ proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 15, 2006, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2006 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2006 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on August 25, 2006 or (ii) receives notice of the proposal before the close of business on August 25, 2006, and advises shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

ANNUAL REPORT ON FORM 10-K

A copy of the 2005 Annual Report on Form 10-K for the fiscal year ended August 31, 2005, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

Alico, Inc.

P. O. BOX 338

La Belle, Florida 33975

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

Denise Plair Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and GREGORY T. MUTZ, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on November 30, 2005, at the Annual Meeting of Shareholders of the Company to be held on Friday January 6, 2006 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

Please mark your votes as indicated in this example.  ☒

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.)

Nominees:	John R. Alexander Phillip S. Dingle Baxter G. Troutman	Robert E. Lee Caswell Gregory T. Mutz Dr. Gordon Walker	Evelyn D’An Charles L. Palmer

2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

(Continued and to be signed on the other side)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated December 8, 2005. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

Dated , 2005

Signatureof Shareholder

Signatureof Shareholder (if held jointly) (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

ALICO, INC.

P.O. BOX 338

LA BELLE, FL 33975

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., c/o SunTrust Bank, attention: Sue Hampton, Vice President, 58 Edgewood Ave., Room 225A, Atlanta, GA 30303

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALCIN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALICO, INC.

1. ELECTION OF DIRECTORS:

		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominees’ number on the line below.
Nominees:		All	All	Except
01) John R. Alexander	05) Gregory T. Mutz
02) Robert E. Lee Caswell	06) Charles L. Palmer	☐	☐	☐
03) Evelyn D’An	07) Baxter G. Troutman
04) Phillip S. Dingle	08) Gordon Walker

2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)Date